Exhibit 99.1
Foundry Networks Appoints Celeste Volz Ford to Board of Directors
Business and Engineering Veteran Brings More Than 25 Years of Leadership and Technology
Experience
SANTA CLARA, Calif. — (April 24, 2007) — Foundry Networks®, Inc. (NASDAQ: FDRY), a performance and total solutions leader for end-to-end switching and routing, today announced the appointment of Celeste Volz Ford, founder and CEO for Stellar Solutions, Inc., to its Board of Directors, effective Thursday, April 19, 2007.
“We are honored to have Celeste Volz Ford serve on our Board of Directors,” said Bobby Johnson, president and CEO for Foundry Networks. “Celeste is a seasoned leader and a 25-year veteran of the aerospace and engineering services industry. Her extensive experience in the US Federal Government sector complements Foundry’s strong Federal vertical market presence. This, along with her strong financial background, makes Celeste an important asset to Foundry’s Board.”
Ms. Ford is the founder and CEO of Stellar Solutions, Inc., a professional engineering services firm with operations in California, Colorado and Washington, DC. Since its inception in 1995, Stellar Solutions has become a recognized leader in the aerospace field by participating in critical government and commercial satellite programs worldwide. In addition to Stellar Solutions, Ms. Ford launched Stellar Ventures, a venture investment enterprise, co-founded QuakeFinder, LLC, to research, develop and market a technology that will enable global forecasts of seismic activity, and organized London based Stellar Solutions Aerospace Ltd, a systems engineering and strategic planning support corporation for overseas markets.
Ms. Ford has received extensive recognition in her field, having served on congressional commissions in the aerospace industry as well as on panels focusing on entrepreneurship and women in business. Her career progressed through positions of increasing responsibility preparing her for the key leadership position she holds today. Ms. Ford began her career as a guidance and control engineer for COMSAT (Communications Satellite Corporation) in 1978. She left COMSAT to become a project manager at the Aerospace Corporation, where her work with NASA on the Space Shuttle led to the recognition of “Woman of the Year” in 1984. Ms. Ford then joined Scitor Corporation where she successfully started and grew a satellite launch business area. Ms. Ford holds a Bachelor of Science degree in Aerospace Engineering from the University of Notre Dame and a Master of Science degree in Aerospace Engineering from Stanford University.
About Foundry Networks
Foundry Networks, Inc. (NASDAQ: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing, security and Web traffic management solutions, including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4-7 application switches, wireless LAN and access points, and metro routers. Foundry’s 10,400 customers include the world’s premier ISPs, metro service providers, and enterprises, including e-commerce sites, universities, entertainment, health and wellness, government, financial and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynet.com.
Safe Harbor Statement
The foregoing may contain “forward-looking statements” which are based on management’s current information and beliefs as well as on a number of assumptions concerning future events made by management. Any forward-looking statements in this press release are only predictions and are subject to a number of risks and uncertainties, which could cause actual results to differ materially. Foundry assumes no obligation to update any forward-looking statements contained in this press release.

Headquarters Media Contact	Europe Media Contact

Pavel Radda	Tom Herbst

Foundry Networks	Kaizo (Foundry Networks)

408.207.1332	+44 (0)207 580 8852

pradda@foundrynet.com	tom.herbst@kaizo.net

Foundry Investor Contact:

Jason Golz

Financial Dynamics

415.439.4532

jgolz@fd-us.com